UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2012

Intelsat S.A.

(Exact Name of Registrant as Specified in Charter)

Luxembourg	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4 rue Albert Borschette Luxembourg Grand-Duchy of Luxembourg		L-1246
(Address of Principal Executive Offices)		(Zip Code)

+(352) 27 84 1600

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement for Lease of U.S. Administrative Headquarters Building

On October 5, 2012, SL 4000 Connecticut LLC (the “Purchaser”), an affiliate of The 601 W Companies LLC, completed the acquisition of Intelsat S.A.’s U.S. administrative headquarters office building located in Washington, DC (the “U.S. Administrative Headquarters Property”), for a purchase price of approximately $85,000,000 pursuant to a Purchase and Sale Agreement dated July 18, 2012, between the Purchaser and Intelsat Global Service LLC (the “Seller”), an indirect subsidiary of Intelsat S.A.

In addition, on October 5, 2012, upon the closing of the U.S. Administrative Headquarters Property sale, the Seller entered into a lease agreement under which the Seller leased from the Purchaser a portion of the U.S. Administrative Headquarters Property (the “Post-Closing Lease”) for an initial term of 18 months at an annual gross rental rate of $9,000,000, with a single option to extend the term of the Post-Closing Lease for up to an additional 12 months at an annual gross rental rate of $10,500,000. Intelsat S.A. expects that the rental expense under the Post-Closing Lease will be largely offset by cost savings with respect to eliminated maintenance and operations expense associated with Intelsat’s prior ownership of the U.S. Administrative Headquarters Property. Intelsat is currently in the process of selecting a location for a new permanent U.S. administrative headquarters office.

Item 1.02. Termination of a Material Definitive Agreement.

Item 8.01. Other Events.

On October 5, 2012 Intelsat S.A. also purchased Convergence SPV’s 25.1% equity interest in New Dawn Satellite Company, Ltd. (“New Dawn”), the joint venture that owns the Intelsat New Dawn satellite. The purchase price of the equity was immaterial to Intelsat. As a result, Intelsat became the sole owner of the satellite, which will be re-named Intelsat 28. The transaction will have no impact on operations of the satellite or on customers using its services. The joint venture is already fully consolidated in Intelsat’s publicly filed financial statements.

In connection with the purchase of Convergence SPV’s equity, on October 5, 2012 Intelsat also repaid in full the approximately $88 million outstanding under the New Dawn secured credit agreement, dated December 5, 2008, and related interest rate swaps. The credit facility consisted of senior and mezzanine term loan facilities. The senior term loan facility provided for a commitment of up to $125.0 million with an interest rate of the London Interbank Offered Rate (“LIBOR”) plus an applicable margin between 3.0% and 4.0% and certain costs, if incurred. The mezzanine term loan facility provided for a commitment of up to $90.0 million with an interest rate of LIBOR plus an applicable margin between 5.3% and 6.3% and certain costs, if incurred.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2012

INTELSAT S.A.

By:	/s/ Phillip L. Spector
Name:	Phillip L. Spector
Title:	Executive Vice President, General Counsel and Assistant Secretary